Exhibit 99.2

Rekor Systems, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Financial Information

On January 2, 2024 (the “Closing Date”), Rekor Systems, Inc. (the “Company”) acquired All Traffic Data Services, LLC, a Colorado limited liability company (“ATD”), pursuant to that certain Interest Purchase Agreement (the “Purchase Agreement”), dated as of the January 2, 2024, by and among the Company, ATD and All Traffic Holdings, LLC. ATD is engaged in the business of advanced traffic data collection. Under the terms of the Purchase Agreement, the Company acquired all of the issued and outstanding limited liability company interests of ATD (the “Acquisition”).

The following unaudited pro forma condensed combined financial information presents the historical consolidated balance sheet and statements of operations of the Company and the historical balance sheet and statements of operations of ATD, adjusted to reflect the Acquisition as of September 30, 2023 and January 1, 2022, respectively. The historical financial statements of the Company and ATD were prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The unaudited pro forma condensed combined financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”) and has been prepared using the assumptions described in the notes thereto. The following unaudited pro forma condensed combined balance sheet and statements of operations are provided for informational purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of the Company’s historical or future results of operations or financial condition had the Acquisition been completed on the date indicated. In addition, the unaudited pro forma condensed combined balance sheet and statements of operations do not purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined balance sheet as of September 30, 2023 is presented as if the Acquisition had occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 are presented as if the Acquisition had occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s historical consolidated financial statements and their accompanying notes presented in its Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the nine months ended September 30, 2023, as well as the audited consolidated financial statements of ATD for the year ended December 31, 2022 and the unaudited interim financial statements as of and for the nine months ended September 30, 2023 included as Exhibit 99.1 to this Amendment of the Current Report on Form 8-K.

Rekor Systems, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

(Dollars in thousands, except share amounts)

	Historical
	Rekor Systems, Inc.	ATD	Pro Forma Adjustments	Notes	Pro Forma Condensed Combined with ATD
	September 30, 2023				September 30, 2023
ASSETS
Current assets
Cash and cash equivalents	$7,034	$1,887	$4,555	(A)	$13,476
Restricted cash and cash equivalents	325	-	-		325
Accounts receivable, net	7,024	2,873	-		9,897
Inventory	3,459	-	-		3,459
Note receivable, current portion	340	-	-		340
Other current assets, net	1,674	285	-		1,959
Total current assets	19,856	5,045	4,555		29,456
Long-term assets					-
Property and equipment	14,077	1,829	-		15,906
Right-of-use operating lease assets	9,516	307	-		9,823
Right-of-use financing lease assets	1,994	-	-		1,994
Goodwill	20,593	577	4,341	(C)	25,511
Intangible assets	18,208	11,234	566	(C)	30,008
Note receivable, long-term	567	-	-		567
Deposits	3,348	-	-		3,348
Total long-term assets	68,303	13,947	4,907		87,157
Total assets	$88,159	$18,992	$9,462		$116,613
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$5,619	$637	$740	(G)	$6,996
Notes payable, current portion	1,000	-	-		1,000
Loan payable, current portion	83	-	-		83
Lease liability operating, short-term	1,143	195	-		1,338
Lease liability financing, short-term	502	-	-		502
Contract liabilities, short-term	4,503	-	-		4,503
Other current liabilities	3,427	681	-		4,108
Total current liabilities	16,277	1,513	740		18,530
Long-term Liabilities
Notes payable, long-term	1,000	-	-		1,000
2023 Promissory Notes, net of debt discount of $1,177	2,823	-	-		2,823
2023 Promissory Notes - related party, net of debt discount of $2,500	6,000	-	-		6,000
13.25% Series A Notes, net of debt discount of $675	-	-	14,350	(A)	14,350
Loan payable, long-term	292	-	-		292
Lease liability operating, long-term	13,395	113	-		13,508
Lease liability financing, long-term	1,082	-	-		1,082
Contract liabilities, long-term	1,517	-	-		1,517
Deferred tax liability, long-term	52	-	2,478	(B)	2,530
Other long-term liabilities	-	-	-		-
Other non-current liabilities	2,142	-	-		2,142
Total long-term liabilities	28,303	113	16,828		45,244
Total liabilities	44,580	1,626	17,568		63,774
Commitments and contingencies
Stockholders' equity
Common stock, $0.0001 par value; authorized; 100,000,000 shares	7	-	-	(E)	7
		-	-	(D)	-
Treasury stock	(522)	-	-		(522)
Additional paid-in capital	231,453	17,366	(17,366)	(E)	231,453
	-	-	10,000	(D)	10,000
Accumulated deficit	(187,359)	-	(740)	(G)	(188,099)
Total stockholders’ equity	43,579	17,366	(8,106)		52,839
Total liabilities and stockholders’ equity	$88,159	$18,992	$9,462		$116,613

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Rekor Systems, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2022

(Dollars in thousands, except share amounts)

	Historical		Pro Forma Adjustments		Pro Forma Condensed Combined with ATD
	Rekor Systems, Inc.	ATD		Notes
	Year ended December 31, 2022				Year ended December 31, 2022
Revenue	$19,920	$8,263	$-		$28,183
Cost of revenue, excluding depreciation and amortization	10,890	2,392	-		13,282

Operating expenses:
General and administrative expenses	26,612	2,655	73	(F)	29,340
Selling and marketing expenses	8,329	-	-		8,329
Research and development expenses	18,616	-	-		18,616
Depreciation and amortization	6,422	1,649	(209)	(C)	7,862
Goodwill Impairment	34,835	-	-		34,835
Operating expenses	94,814	4,304	(136)		98,982

Loss from operations	(85,784)	1,567	136		(84,081)
Other income (expense):
Gain on the sale of business	2,643	-	-		2,643
Interest expense, net	(21)	-	(2,205)	(H)	(2,226)
Other income (expense)	(1,279)	(159)	-		(1,438)
Total other income (expense)	1,343	(159)	(2,205)		(1,021)
Loss before income taxes	(84,441)	1,408	(2,069)		(85,102)
Income tax benefit (provision)	987		-		987
Net loss from continuing operations	(83,454)	1,408	(2,069)		(84,115)
Net income from discontinued operations	339	-	-		339
Net loss	$(83,115)	$1,408	$(2,069)		$(83,776)
Loss per common share from continuing operations - basic and diluted	$(1.68)	$-	$-		$(1.58)
Loss per common share discontinued operations - basic and diluted	0.01	-	-		0.01
Loss per common share - basic and diluted	$(1.67)	$-	$-		$(1.57)
Weighted average shares outstanding
Basic and diluted	49,807,475	-	3,496,463	(D)	53,303,938

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Rekor Systems, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months ended September 30, 2023

(Dollars in thousands, except share amounts)

	Historical		Pro Forma Adjustments		Pro Forma Condensed Combined with ATD
	Rekor Systems, Inc.	ATD		Notes
	Nine Months ended September 30, 2023				Nine Months ended September 30, 2023
Revenue	$23,867	$6,891	$-		$30,758
Cost of revenue, excluding depreciation and amortization	11,319	2,035	-		13,354

Operating expenses:
General and administrative expenses	19,941	2,609	50	(F)	22,600
Selling and marketing expenses	5,441	-	-		5,441
Research and development expenses	14,011	-	-		14,011
Depreciation and amortization	5,925	1,387	(166)	(C)	7,146
Operating expenses	45,318	3,996	(116)		49,198

Loss from operations	(32,770)	860	116		(31,794)
Other income (expense):
Gain on extinguishment of debt	527	-	-		527
Interest expense, net	(2,576)	-	(1,654)	(H)	(4,230)
Other income (expense)	458	(74)	-		384
Total other income (expense)	(1,591)	(74)	(1,654)		(3,319)
Loss before income taxes	(34,361)	786	(1,538)		(35,113)
Income tax provision	-	-	-		-
Net loss from continuing operations	(34,361)	786	(1,538)		(35,113)
Net loss from discontinued operations	-	-	-		-
Net loss	$(34,361)	$786	$(1,538)		$(35,113)
Loss per common share from continuing operations - basic and diluted	$(0.56)	$-	$-		$(0.54)
Loss per common share discontinued operations - basic and diluted	-	-	-		-
Loss per common share - basic and diluted	$(0.56)	$-	$-		$(0.54)

Weighted average shares outstanding
Basic and diluted	61,125,035	-	3,496,463	(D)	64,621,498

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Rekor Systems, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 1 – BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements were prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X and present the pro forma financial position and results of operations of the combined companies based upon the historical data of the Company and ATD, after giving effect to the Acquisition and pro forma adjustments as described in these notes. The Acquisition was accounted for as a business combination in accordance with the guidance contained in the Financial Accounting Standards Board’s Accounting Standards Codification ASC Topic 805, Business Combinations (“ASC 805”).

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The transaction accounting adjustments consist of those necessary to account for the transaction. The unaudited pro forma condensed combined balance sheet as of September 30, 2023 is presented as if the Acquisition had occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 are presented as if the Acquisition had occurred on January 1, 2022.

The unaudited pro forma combined financial information also reflects reclassification adjustments to certain financial statement captions included in ATD’s historical consolidated financial statements to align with the corresponding financial statement captions included in the Company’s historical presentation. The reclassifications had no impact on the historical results of operations, net loss, total assets, total liabilities, or total stockholders' equity reported by the Company or ATD. This information has been prepared in accordance with Article 11 of Regulation S-X, and is for informational purposes only and is subject to a number of uncertainties and assumptions as described in the accompanying notes.

The historical consolidated financial statements of the Company and ATD are prepared in accordance with U.S. GAAP and are shown in U.S. dollars. Dollar amounts, except per share data, in the notes to the unaudited condensed combined financial statements are rounded to the closest $1,000.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved had the Acquisition been completed as of the dates indicated above.

NOTE 2 – PRELIMINARY PURCHASE PRICE ALLOCATION

The table below summarizes the allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on management’s preliminary estimates of their respective fair values for purposes of the pro forma financial information as of the acquisition date, January 2, 2024 (dollars in thousands):

Cash paid	$9,795
Common stock issued	10,000
Total Consideration	$19,795
Assets
Cash and cash equivalents	826
Accounts receivable, net	3,351
Property and equipment	1,710
Right-of-use operating lease assets	257
Intangible assets	11,800
Total assets acquired	$17,944
Liabilities
Accounts payable and accrued expenses	$486
Lease liability operating, short-term	157
Other current liabilities	200
Lease liability operating, long-term	121
Deferred tax liability, long-term	2,478
Total liabilities assumed	$3,442
Fair value of identifiable net assets acquired	$14,502
Goodwill	$5,293

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet and statement of operations. Due to the recent completion of the acquisition, the determination of the purchase price and the allocation of the purchase price used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuations of the assets acquired and liabilities assumed, including, but not limited accounts receivable, other current assets, property and equipment, intangible assets, accounts payable, and contract liabilities. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

NOTE 3 – PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

A) Cash and cash equivalents and Restricted cash and cash equivalents – Adjustment reflects $9,795,000 of cash paid as part of the closing of ATD and the execution of the Purchase Agreement. Additionally, the adjustment reflects the issuance and sale of $15,000,000 aggregate principal amount of 13.25% Series A Notes, net of debt issuance costs of $650,000. The 13.25% Series A Notes were closed on December 15, 2023 and a portion of the proceeds went towards the purchase of ATD.

B) Deferred tax liability, long-term - Adjustment reflects the addition of $2,478,000 of deferred tax liabilities resulting from purchase accounting adjustments, in particular, the step up in financial reporting basis of the intangible assets acquired. The Company's estimate for deferred taxes is preliminary and could be subject to material change based on the Company's further analysis of certain tax attributes acquired and as the Company finalizes other aspects of the allocation of the purchase price for this acquisition. This deferred tax liability was determined by multiplying the temporary differences between financial reporting and tax bases of the acquired assets by 21 percent, the 2023 corporate tax rate in the United States.

.

C) Goodwill and Intangible Assets -  Adjustment reflects the preliminary estimated fair value of intangible assets of $11,800,000 and goodwill of $4,918,000 recognized upon the acquisition of ATD.

As part of the preliminary valuation analysis, the Company identified intangible assets related to its customer base and tradename. The fair value of identifiable intangible assets is estimated primarily using the “income approach”, which requires a forecast of the expected future cash flows. Since the detailed valuation analysis of ATD’s identifiable intangible assets has not been completed, the preliminary estimates of fair value will likely differ from final amounts the Company will calculate after completing a detailed valuation analysis.

The fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions.

The following table presents the preliminary fair value of the identified intangible assets acquired at the date of acquisition and its estimated useful life (dollars in thousands):

			Amortization Expense
	Preliminary Value	Useful Life	Nine Months ended September 30, 2023	Year ended December 31, 2022
Customer related	$11,600	15 years	$580	$773
Marketing related	200	5 years	30	40
Total preliminary intangible assets subject to amortization	$11,800		$610	$813

Net decrease in amortization expense			$(166)	$(209)

The adjustment for amortization expense of the developed software is reflected as part of cost of revenue for the respective periods.

D) Common Stock and Additional Paid in Capital – Adjustment reflects issuance of 3,496,463 shares of Rekor common stock valued at $10,000,000, as part of the consideration received as a result of the Purchase Agreement.

E) Elimination of ATD Equity – Adjustments reflect an elimination of ATD’s historical equity balances, including common stock.

F) General and Administrative Expense – Adjustment represents the net increase of certain executives compensation and benefits in connection with the employment agreement for the ATD executives resulting in an increase in annual compensation concurrent with the acquisition. A break of out the adjustment is as follows (dollars in thousands):

	Nine Months ended September 30, 2023	Year ended December 31, 2022

Net increase in compensation expense	$92	$122
Net decrease in share-based compensation expense	(42)	(49)
Total	$50	$73

G) Transaction Costs - Adjustment reflects the transaction costs incurred, or are expected to be incurred by Rekor or ATD subsequent to September 30, 2023, which have not yet been included in the historical financial statements.

H) Interest Expense - Adjustment represents the interest expense related to the contractual interest and the amortization of debt issuance costs related to the Company’s 13.25% Series A Notes (dollars in thousands):

	Nine Months ended September 30, 2023	Year ended December 31, 2022

Contractual interest	$1,491	$1,988
Amortization of debt issuance costs	163	217
Total interest expense	$1,654	$2,205